Exhibit 10.15

Technology Development Service Contract

Party A: Canton Fair Advertising Co., Ltd.

Address: 8/F, Canton Fair Tower, No. 679 Fengpu Middle Road, Haizhu District, Guangzhou, China

Contact: Ms. Kong Qianwen

Tel: +86-1366006****

E-mail: kongqianwen@cantonfairad.com

Party B: 3e Network Technology Company Limited

Address: Room 701-702, Block A, Sun Yat-sen University Science Park, No. 135, Xingang West Road, Haizhu District, Guangzhou, China

Contact: Li Haodong

Tel: +86-1363130****

E-mail: donna@3ekeji.cn

In accordance with the Civil Code of the People’s Republic of China and the Cooperation Agreement on Development Services signed previously, after mutual consultation and based on the principles of equality, mutual benefit, and honesty and trustworthiness, both parties agree to enter into this contract for the development service project of the “Yizhantong” exhibition service platform at the Tanzhou International Convention & Exhibition Center.

I. General Project Requirements

This project is oriented towards the internal management and external service needs of the Tanzhou International Convention & Exhibition Center for exhibition planning and organization. It aims to reasonably integrate and utilize existing information resources and intelligent equipment to create an informatization system for the company’s management and services. The main components of the project construction include the following:

1. Development of the Yizhantong (PC Terminal) platform: The platform is divided into two subsystems, a service platform (for external use) and a management platform (for internal use). It includes various user clients such as organizers, venue managers, project managers, and service agencies. The external service platform aims to provide one-stop service functions, including pavilion services, work order management, settlement management, materials management, exhibition planning management, account management, and message notification center. The internal management platform streamlines the exhibition service lifecycle, connecting project teams for standardized and streamlined internal management. This includes basic information management, procurement cost management, scheduling of periodic tasks, work order management, data dashboards, financial management, and statistical reports.

2. Development of the Yizhantong mobile application system (WeChat mini-program): The mobile application system aligns with the PC platform in terms of functionality. In addition to the PC terminal’s features, it leverages mobile advantages such as photo feedback, digital signatures, face/fingerprint recognition, and real-time tracking of work order progress, periodic task updates, and feedback content. Data sharing and integration between platforms are achieved.

II. Intellectual Property Rights

1. Party B shall not infringe upon the intellectual property rights of Party A or any third party in relation to various software involved in this project.

2. Party B guarantees that the system software provided for Party A’s use in this project either possesses intellectual property rights or has been authorized by the rights holder and will not infringe upon the legitimate rights and interests of third parties. Otherwise, Party B shall be responsible for handling claims or litigation matters. If this results in losses for Party A, Party B shall also be liable for compensation.

3. Party B shall not sublicense the system software provided for Party A’s use in this project to third parties or use it for any other commercial purposes.

4. The part and all related technical achievements delivered by Party B in the performance of this project (including but not limited to all written deliverables, system software, source code, and data collected and stored by the system) shall belong to Party A.

III. Contract Amount

1. Contract Amount

Amount in Numbers: ¥[***]

Amount in Words: [***] RMB

2. The contract amount represents the total fees charged by Party B for the completion of this project, including but not limited to the following expenses: software development, system integration service fees, installation and commissioning costs, daily operation and maintenance, costs, labor, transportation, site fees, taxes (full tax-inclusive invoices), employee costs, training fees, and other foreseeable and unforeseeable expenses, related taxes, fees, charges, as well as corporate profits, etc. In the course of project implementation, if there are changes in the project scope, they shall be resolved through negotiations between Party A and Party B.

IV. Project Milestone Requirements

The application system installation and deployment, as well as system commissioning, shall be completed within 49 calendar days from the effective date of contract signing. Specific time milestones and requirements are as follows:

Phase	No.	Work Content	Milestone	Submission Documents	Implementation Period (Days)
I	1	Work Plan	Completion of the overall project work plan	1. “Project Work Plan” 2. “Overall Project Plan”	26
	2	Requirements Analysis	Requirements research, requirement analysis, system prototype development	“System Requirements Specifications”
	3	System Design	System architecture design, key technology development (system development and other processes can run concurrently)	1. System prototype 2. “System Outline Design” 3. “Database Design” 4. “System Detailed Design”
II	4	Testing	Test plan development, test case creation, system unit testing, system performance testing, system integration testing	1. “Test Plan” 2. “Test Cases” 3. “Issue Management List” 4. “Test Report”	23
	5	Application System Installation and Deployment	Completion of system installation and deployment, system integration, pre-launch stress testing, and security testing	1. “Installation and Deployment Manual” 2. “System Platform Configuration Environment Manual” 3. “Stress Test Report” 4. “Security Test Report”
	6	System Commissioning	Completion of system online trial run, follow-up on trial run feedback	1. “Trial Run Plan” 2. “Trial Run Summary Report”
	Total				49

Note: After the system is successfully accepted and delivered for use, Party B will provide training materials as per Party A’s requirements and arrange personnel to provide user training. The number of training sessions shall not be less than 2 times, and the specific frequency will be determined based on the attendees’ proficiency, as decided by Party A.

V. Service Location: The service will be provided at the location designated by Party A.

VI. Payment Methods

1. The payment stages and proportions of the contract are as follows:

(1) First Payment: Upon the effective date of this contract and after Party A receives the first payment from the Owner, Party A shall make a payment of 30% of the contract amount when Party B issues a valid VAT special invoice with the full amount.

(2) Mid-term Payment: Upon timely completion of the system’s online trial operation, Party B shall provide the “Trial Operation Plan” and “Trial Operation Summary Report,” and after Party A’s confirmation and receipt of the mid-term payment from the Owner, Party A shall make a payment of 60% of the contract amount when Party B issues a valid VAT special invoice with the full amount.

(3) Final Payment: The remaining 10% of the contract amount shall serve as a project quality assurance deposit. After the project has passed the final acceptance, Party A has completed testing and signed the acceptance report, and Party B has delivered the complete source code and deliverables and fulfilled its warranty obligations, Party A shall make the final payment of the remaining 10% of the contract amount when Party B issues a valid VAT special invoice with the full amount.

2. Party A’s VAT Special Invoice Information:

Company Name: Canton Fair Advertising Co.,Ltd.

Taxpayer Identification Number: 91440101726780050G

Address and Telephone: Room 801, 802, 803 (Half Floor), 679 Fengpu Road, Haizhu District, Guangzhou, China; 020-89268216

Bank and Account Number: Bank of China, Guangzhou Canton Fair Sub-branch; [Omitted]

3. Party B’s Bank Account Information:

Company Name: 3e Network Technology Company Limited

Bank of Deposit: Bank of China, Guangzhou Citic Plaza Sub-branch

Bank Account Number: [Omitted]

VII. Warranty Period and After-Sale Service

1. Warranty Period: One year, calculated from the date of final project inspection and the signing of the acceptance report by both parties.

2. During the warranty period, any defects in the platform shall be the responsibility of Party B to repair. After the repairs, Party B shall provide written reports to Party A detailing the reasons for the defects, the repair procedures and results, as well as the date and time when normal operation was restored.

3. Within the warranty period, Party B is responsible for providing timely repair services in case of any issues arising during the system’s use.

4. During the warranty period, Party B will provide the servers, databases, and operational maintenance services required for system operation free of charge. After the warranty period expires, Party B may continue to provide operational and maintenance services to Party A. The annual cost of operational and maintenance services shall not exceed 12% of the final contract settlement price. These services include configuration maintenance of the application system, fault detection and resolution during operation, daily checks of the application system, data recovery, and costs associated with maintaining the normal operation of the system, including database and server expenses.

5. Party B must possess the necessary after-sales service capabilities, including having qualified personnel and a local after-sales service organization to provide fast, localized service support.

6. Party B is responsible for system development, debugging, and personnel training. During the warranty period, they will provide 24-hour technical support, telephone technical guidance and consulting services, on-site maintenance services, and system software upgrades.

7. Response Time for Fault Repair: Party B commits to responding to faults within 2 hours, with an on-site arrival time not exceeding 6 hours, and a repair time not exceeding 48 hours.

8. If Party B violates the provisions in clauses 2-7 of this article, Party A, in addition to holding Party B accountable for the breach of contract, also has the right to engage a third party for maintenance, repair, and upgrades. All expenses incurred as a result will be the responsibility of Party B.

VIII. Staffing and Personnel Management

1. Party B must deploy the project team personnel as committed and required for this project, and shall not change them without prior written authorization during the contract period. If Party B needs to replace project team personnel due to work arrangements or other reasons, Party B must submit a written application to Party A in advance, and personnel changes cannot be made without Party A’s consent.

2. Party A has the right to request in writing that Party B replace personnel who are unable to fulfill the contract as per the stipulated requirements. Even if Party A requests or agrees to personnel changes, the replacement personnel must meet Party A’s approval in terms of qualifications, and their qualifications and experience should not be lower than those of the personnel being replaced. Any expenses arising from such replacements shall be borne by Party B.

3. If Party B replaces project team personnel without prior written consent from Party A, Party A has the unilateral right to terminate this contract. Party A will not pay any unpaid contract amounts, and Party B must refund any amounts already paid. Furthermore, Party A has the right to demand that Party B pay 20% of the contract amount as a penalty. Party B must fully compensate Party A for any economic losses incurred, and Party A reserves the right to pursue Party B’s related responsibilities.

4. During the contract performance period, if Party B fails to deploy project team personnel as promised, Party B shall pay a penalty of RMB 3,000 per person per day for each instance identified. If Party B accumulates a total of five or more such instances (including this one), Party A has the right to unilaterally terminate this contract. Party A will not pay any unpaid contract amounts, and Party B must refund any amounts already paid. Additionally, Party A has the right to demand that Party B pay 20% of the contract amount as a penalty. Party B must fully compensate Party A for any economic losses incurred, and Party A reserves the right to pursue Party B’s related responsibilities.

5. Party B is fully responsible for the personal and property safety of its employees.

IX. Acceptance and Assessment Criteria

1.       Project acceptance is divided into three stages: initial inspection, trial operation, and final inspection:

Initial Inspection: Upon completion of the installation and deployment of the project’s application system and successful trial operation, as well as Party B’s self-assessment meeting the technical requirements specified in Appendix I, “List of Requirements for the ‘Yizhantong’ System of the Tanzhou International Convention & Exhibition Center”, and in compliance with the procurement documents and contract requirements, Party A will lead relevant personnel to conduct the initial acceptance of the project outcomes.

Trial Operation: After passing the initial inspection, the project will enter a trial operation period that spans three exhibition projects.

Final Inspection: Following the conclusion of the trial operation period and the stable operation of the equipment, the final inspection will be conducted to ensure alignment with the technical requirements specified in Appendix I, the procurement documents, contract requirements, and Party A’s specific usage requirements. For the acceptance of functions related to the main venue as outlined in the “List of Requirements for the ‘Yizhantong’ System of the Tanzhou International Convention & Exhibition Center”, a qualified third-party company, organized by Party A, will be responsible for conducting the acceptance of project outcomes. Party B is responsible for covering any associated costs resulting from this acceptance.

(1) System Product Prototype

Party B’s designed and prepared “System Product Prototype” will undergo a comparison-based acceptance and assessment.

(2) Test Report

Party B’s designed and prepared “System Test Report” will undergo comparison-based acceptance and assessment.

(3) Trial Run Report

Party B’s designed and prepared “System Trial Run Report” will undergo comparison-based acceptance and assessment.

(4) Product and Related Manuals

Party B will provide the relevant acceptance documents, including the “Yizhantong” system outcomes, system source code, user operation manuals, installation manuals, maintenance manuals, and other related materials.

(5) Software Evaluation Report

In addition to the above, a qualified third-party company must provide a software evaluation report specifically for the functional acceptance related to the main venue, as stipulated in the “List of Requirements for the ‘Yizhantong’ System of the Tanzhou International Convention & Exhibition Center”. This report must be provided by accredited organizations such as the China National Accreditation Service for Conformity Assessment (CNAS), certification laboratories authorized by the China Certification and Accreditation Administration, software product testing agencies authorized by ministries, the Guangdong Provincial Quality and Technology Inspection Agency, entities designated by the Guangdong Provincial Department of Information Industry for “dual-soft certification” software product testing, organizations recognized by the Guangdong Provincial Science and Technology Commission for the appraisal and testing of new technological products, third-party assessment entities for information technology construction projects of the People’s Bank of China, recommended assessment entities for information security level protection by the Ministry of Public Security, and assessment entities for information security level protection recorded by the Guangdong Provincial Public Security Department. These entities must possess the Guangdong Provincial Computer System Security Service Level Certificate (Level 2) and adhere to the national security, quality, environmental, and industry standards of the People’s Republic of China.

2. System Acceptance Assessment Matrix

Acceptance Item	Delivery Status	Acceptance Result	Authorized Representative’s Signature
System Product Prototype		Pass/Fail
System UI Design Draft		Pass/Fail
System Test Report		Pass/Fail
System Trial Run Report		Pass/Fail
Product and Related Manuals		Pass/Fail
Software Evaluation Report		Pass/Fail
System Implementation Training		Pass/Fail
Acceptance Conclusion:
Rectification Comments:

3. During the acceptance process, if it is found that the supplied products do not meet Party A’s procurement requirements (including, but not limited to, quantity, quality, technology, etc.), Party B shall be responsible for taking appropriate measures as per Party A’s requirements to rectify, adjust, or update them properly. If the project outcomes do not comply with the specified requirements, Party B shall be responsible for redeveloping. Party B shall bear all costs and losses incurred as a result of quantity, quality, technology, installation, and other issues arising from Party B’s responsibility. Any delays caused by this shall also be the responsibility of Party B.

X. Confidentiality Requirements

1. Party B is obligated to securely safeguard confidential information. Party B shall ensure the security of confidential information obtained from Party A as required. If Party B has an existing internal confidentiality system, it must treat the confidential information received from Party A as confidential information within its own organization and manage it securely. Security measures for confidential information obtained from Party A must meet or exceed national, industry, and Party A’s relevant security management requirements.

2. Confidential information known to Party B must be used with caution and may only be disclosed to individuals directly involved in the project. The information disclosed should be limited to matters related to their work.

3. Party B must take necessary precautions to prevent duplication, leakage, or loss of confidential information. Party B is also prohibited from providing any advice or recommendations to third parties based on confidential information.

4. Party B and its associated personnel bear the responsibility of maintaining confidentiality for both the confidential information and any work outcomes resulting from the use of such confidential information. Without prior written consent from Party A, Party B and its associated personnel are prohibited from disclosing, informing, copying, disseminating, publishing, or using, in any manner, the whole or any part of the confidential information or work outcomes for themselves or any third party.

5. During the project implementation process, Party B may only use simulated data for testing and debugging. After completing the installation, debugging, and acceptance of this project, Party B is required to transfer all relevant documentation to Party A for verification and approval.

6. Party B shall ensure the submission or retrieval of relevant materials to/from Party A through the channels confirmed by Party A’s project management department. At the conclusion of the project, Party B must ensure the deletion of all confidential information and materials obtained through this project.

7. Party B’s confidentiality responsibilities remain in effect even after the termination or dissolution of the contract.

XI. Rights and Obligations of Party A and Party B

(I) Rights and Obligations of Party A

1. Party A has the right to require Party B to complete software development and ensure it passes the acceptance within the specific development timeframe stipulated in this contract. This should be done in accordance with the technical requirements outlined in Annex I, “List of Requirements for the ‘Yizhantong’ System of the Tanzhou International Convention & Exhibition Center”.

2. Within the limits of the technical requirements in Annex I, Party A has the right to provide feedback to Party B regarding software functionality modifications and development progress. Party B must respond within five working days upon receiving Party A’s feedback. If Party B fails to respond within the five-day period, it will be considered as Party B’s confirmation and acceptance of Party A’s feedback.

3. Party A is obligated to make prompt and full payments to Party B in accordance with the terms and conditions of this contract.

4. Party A’s appointed project manager is Kong Qianwen (contact: 020-89269265). This individual is responsible for liaising and coordinating with Party B, monitoring development progress, and handling other project-related matters. The project manager also has the authority to sign all written documents related to the contract on behalf of Party A, excluding this contract and any supplementary agreements unless otherwise authorized.

5. Party A must provide Party B with relevant information related to software development promptly and, to the extent feasible, offer favorable conditions.

6. Party A has the exclusive right to use the software deliverables submitted by Party B.

7. During the project development period, Party A has the right to request Party B to deploy technical personnel to the project site to provide technical services. The number of personnel deployed should not exceed 20% of the total number listed in Party B’s project team. Party A will only provide on-site office facilities, while Party B is responsible for all costs associated with the on-site technical personnel, including catering, accommodation, and transportation expenses.

8. If Party B’s designated professionals are found to be unfit for their assigned tasks, or if Party A deems their performance to be inadequate, Party A may issue a written notice to Party B and request the replacement of personnel. Party B must comply with this request within two days and take appropriate measures to resolve the issue effectively.

9. Within three months after the final system acceptance and official launch, if Party A requests functional adjustments that fall within the scope of the original modules or the “List of Requirements for the ‘Yizhantong’ System of the Tanzhou International Convention & Exhibition Center”, Party B is obligated to implement these adjustments within three days, and no additional charges will be incurred.

(II) Rights and Obligations of Party B

1.Party B has the right to demand that Party A pays the contract sum in a timely and full manner as stipulated in this contract.

2.During the project development process, Party B has the right to request reasonable and necessary assistance from Party A and may also request Party A to provide necessary information. The information provided by Party A to assist Party B in the software development under this contract may only be used by Party B for the purpose of this contract. Without written permission from Party A, Party B may not utilize this information for purposes beyond the scope of this contract or for any other purpose. Party B’s obligation to maintain the confidentiality of the provided data or information shall continue even after the termination of this contract, until such data or information becomes publicly disclosed by Party A. If Party B breaches its confidentiality obligation, resulting in premature disclosure of the relevant data or information by Party A, Party B shall compensate Party A for any actual losses incurred.

3.Party B fully understands and completely agrees that Annex I, “List of Requirements for the ‘Yizhantong’ System of the Tanzhou International Convention & Exhibition Center”, contained in the technical requirements of the procurement project, represents Party A’s overarching requirements for software development. Party B will create the “System Requirements Specification” based on research and analysis of Party A’s requirements and make timely modifications and adjustments in accordance with Party A’s requests. This content may include, but is not limited to, development schedules, software functional specifications, and software interface design drawings.

4.The project liaison person designated by Party B is Li Haodong (contact: 1363130[***]). Li Haodong is responsible for communication with Party A and coordinating Party B’s internal work. Before commencing the service, Party B shall provide a list of personnel for the service team. Throughout the service period, Party B must ensure the relative stability of the service team’s personnel and shall not make arbitrary changes to team members.

5.Party B shall provide Party A with the technical documentation specified in this contract (including both hard copies and electronic formats). This should include comprehensive system training, complete user operation manuals, installation manuals, maintenance manuals, and other related materials. These materials will facilitate Party A’s utilization, maintenance, and secondary development of the system.

XII. Liability for Breach of Contract

1. If Party B fails to submit the corresponding documents within the specified stage period as stipulated in Article 6 of this contract, for each day of delay, Party A may charge Party B a late penalty of [3%] of the total contract amount. If the delay exceeds [15] days, Party A, in addition to claiming the late penalty from Party B, may unilaterally terminate this contract, demand the return of all funds received from Party B, and claim a penalty equivalent to [20%] of the total contract amount from Party B.

2. If Party B fails to respond within the specified time as stipulated in Article 9 of this contract, Party B shall pay a penalty at the rate of [¥3,000] per hour. Party A shall have the right to deduct this penalty from the warranty deposit. If the warranty deposit is insufficient to cover the penalty, Party B shall make a separate payment. If Party B fails to fulfill its warranty period obligations and after-sales service and fails to rectify the situation within the specified period after Party A’s notice, Party A has the right to demand that Party B pay a penalty of 1% of the contract amount per instance. If Party B breaches the contract more than 3 times, Party A has the right to demand that Party B pay a penalty of 10% of the contract amount. If the penalty is insufficient to compensate for Party A’s losses, Party B shall also be required to compensate Party A for such losses, and Party A shall have the right to deduct this from the warranty deposit on a priority basis.

3. If Party B fails to promptly replace professional personnel in accordance with Party A’s requirements, Party B shall pay a penalty to Party A at a rate of 1‰ of the contract amount for each day of delay.

4. Except as provided in this contract, Party B shall not unilaterally terminate the service or terminate the contract. If Party B unilaterally terminates the service or terminates the contract, Party B shall pay Party A a penalty of 30% of the total contract amount. If the penalty is insufficient to compensate for Party A’s actual losses, Party B shall make an additional payment.

5. If Party B breaches its confidentiality obligations under this contract and such breach is discovered, Party A has the right to demand that Party B pay a penalty of ¥20,000 per occurrence. If Party B violates confidentiality obligations two or more times or causes adverse effects or serious consequences for Party A, Party A also has the right to unilaterally terminate the contract, request Party B to return all funds received, and claim a penalty equivalent to [20%] of the total contract amount while seeking compensation for damages.

6. If Party B violates the provisions of Article 3 of this contract, Party B shall pay a penalty of ¥20,000 per occurrence to Party A. If Party B causes actual losses to Party A, Party B shall also compensate Party A for such losses, including but not limited to Party A’s direct losses as well as all expenses incurred by Party A, such as attorney’s fees, litigation costs, notary fees, investigation and evidence collection costs, and travel expenses, for handling the infringement.

7. Party A shall have the right to deduct any penalty or compensation that Party B is required to pay due to breach of contract from the performance guarantee or any service payments payable to Party B.

XIII. Entry into Force, Change, Termination and Cancellation of the Contract

1. If, due to reasons attributable to Party A, the work on this project is hindered or delayed, leading to an extension of the completion time, Party B shall promptly notify Party A of this situation and its potential impact. After written confirmation by Party A, the completion time may be extended accordingly.

2. During the project implementation, Party B shall not unilaterally change the scope of work or services. If Party A deems it necessary to change the project scope or requirements, Party A shall provide written notice to Party B. The parties shall negotiate and resolve the changes, and Party B shall generally not refuse.

3. This contract shall be effective from the date of entry into force until both parties have fully fulfilled their respective contractual obligations.

4. In the event of any of the following circumstances, Party A shall have the right to terminate this contract. Such termination shall not be deemed a breach by Party A, and Party A shall not be liable for any legal obligations. Party B shall bear all costs and losses arising from this and shall return all payments received (if any) to Party A or have them deducted directly from the performance bond by Party A:

(1) Party A does not obtain approval from higher authorities for the budget price of this project, or the budget for this project is canceled by higher authorities due to policy or other reasons;

(2) The approval budget price issued by Party A’s superior department is lower than the contract amount, and Party A chooses to terminate this contract.

5. During the performance of this contract, if Party A needs to terminate the contract for reasons attributable to Party A, and there is no default by Party B, Party A shall provide written notice to Party B at least 20 working days in advance. Party A shall compensate Party B for any costs incurred due to Party A’s termination of the contract.

6. If this contract cannot be fully or partially performed due to objective reasons not attributable to either party, Party A and Party B may negotiate to terminate the contract or seek alternative solutions through separate negotiations.

7. Except for instances where a party legally or contractually exercises its unilateral termination rights, any changes or terminations of this contract resulting from mutual agreement must be made in writing. Until an agreement is reached, the original contract remains in effect.

8. The termination of this contract does not affect the rights and responsibilities of the parties involved.

XIII. Force Majeure

Due to events of force majeure, such as earthquakes, typhoons, floods, wars, and other unforeseeable circumstances that are beyond control and prevention, and which directly affect the performance of this contract or make it impossible to perform under the agreed conditions, the party affected by force majeure shall immediately notify the other party within 24 hours after the occurrence of the force majeure event. This notification aims to mitigate potential losses to the other party. The party affected by force majeure shall provide detailed information about the event and valid documentary evidence within 15 days, demonstrating the impossibility or partial impossibility of contract performance or the need for a performance extension. The documentary evidence should be issued by a notary public or local government authority in the region where the force majeure event occurred. Depending on the impact of force majeure on contract performance, the parties shall mutually decide whether to terminate the contract, partially exempt from contract performance responsibilities, or extend the contract performance.

XV. Dispute Resolution

Any disputes arising during the contract’s execution, which cannot be resolved amicably by both parties, shall be submitted to the jurisdiction of the People’s Court located where Party A is based. During the litigation period, apart from the matters submitted for litigation, all other undisputed matters and clauses shall continue to be executed.

XVI. Taxes

All taxes and fees levied by the Chinese government in accordance with the prevailing tax laws shall be independently borne by the respective tax-paying parties. Any taxes and unforeseen fees related to this contract that occur outside of China shall be the responsibility of Party B.

XVII. Other

1. Party B shall not subcontract the project without Party A’s consent and shall not further subcontract it.

2. Liquidated damages, compensation, and all forms of economic losses that should be reimbursed according to this contract shall be paid within 30 days after responsibility is clearly defined. Otherwise, it shall be treated as a delayed payment.

3. The contract amount is the final transaction amount reported by Party B based on Party A’s preliminary estimated price as the control price basis. The specific amount shall be subject to the budget price approved by Party A’s superior department. If the approved budget price issued by Party A’s superior department is lower than the transaction (winning) price, Party A has the right to choose one of the following options for resolution, and Party B shall cooperate and comply:

(1) Terminate this contract, which will not be considered a breach by Party A, and Party A shall not bear any legal responsibility. Party B shall bear all related costs and losses and return all funds received (if any) or have them deducted from the performance bond by Party A.

(2) Continue contract performance, but the final settlement price shall not exceed the approved budget price.

4. Party B shall ensure that the contact information provided at the end of this contract is accurate. In case of any change of address, Party B shall promptly notify Party A in writing. For all written documents based on this contract, Party A will use methods like direct delivery, postal delivery, or delivery to the address specified in this contract. If Party B refuses to accept, provides an incorrect address, or fails to notify Party A of address changes in a timely manner, Party B shall bear all associated responsibilities. Documents sent by Party A to Party B shall be deemed delivered three days after Party A dispatches them.

5. This contract becomes effective from the date of signature and seal by both parties. Four copies of the contract are prepared, with Party A holding two copies and Party B holding two copies, and all copies have equal legal validity.

Appendix I: List of Requirements for the ‘Yizhantong’ System of the Tanzhou International Convention & Exhibition Center

Party A (seal): Canton Fair Advertising Co., Ltd.	Party B (seal):3e Network Technology Company Limited

[Contract Seal of Canton Fair Advertising Co., Ltd.]	[Contract Special Seal of 3e Network Technology Company Limited]

Legal Representative or Authorized Representative (signature): /s/	Legal Representative or Authorized Representative (signature): /s/

Date: March 29, 2022	Date: March 29, 2022

Appendix I: List of Requirements for the ‘Yizhantong’ System of the Tanzhou International Convention & Exhibition Center

No.	Role	System	Module	Function List	Remarks	Tax-inclusive Price (RMB)
1	Host	PC Terminal	Work Order Management	Work Order Application	Submit work order applications based on report and repair types (logistics, engineering, security).	[***]
2				Work Order Query	Check work order processing progress and completion status, provide a summarized list for viewing, search for specific work order information using filters and keywords; reminder function.
3				Work Order Download	Export work orders in Excel/PDF format based on required fields and filter conditions.
4				Work Order Revocation	Revoke unprocessed work orders.
5				Work Order Result Confirmation	Confirm or return work order processing results.
6				Work Order Application Confirmation	Confirm and sign work order applications placed by the pavilion party on behalf of the order.
7				Work Order Activity Log	Record and retain operation logs for the entire work order process, from application to completion (including the mobile app side), including details like operator, operation time, process stages, before-and-after content comparisons, status changes, etc.
8				Work Order Dashboard	Work order statistical dashboard, providing statistics on work orders from various dimensions such as quantity, status, and categorization.
9			Pavilion Services	Service List Query	Query various services provided by the pavilion (similar to an e-commerce platform).
10				Individual Service Ordering	Place individual orders for paid and unpaid services.
11				Batch Service Ordering	Download templates as per requirements, bulk-fill service orders, upload to the system, and confirm the order total (supports uploading drawings and associating booth numbers).
12				Signing Order Confirmation	Pavilion party provides feedback on ordering requests (e.g., price adjustments, demand changes), and the organizer signs to confirm the order.

13		Order Query	Check the overall processing progress and completion status of orders, provide a summarized list for viewing, search for specific order information using filters and keywords; reminder function.
14		Order Download	Export orders in Excel/PDF format based on required fields and filter conditions.
15		Order Modification	Organizers can modify order information and resubmit it for pavilion party confirmation when there are changes in demands.
16		Order Revocation	Organizers can revoke unprocessed orders when there are changes in demands, closing the orders.
17		Order Confirmation, Return	Confirm or return orders placed on behalf of the pavilion party.
18		Order Activity Log	Record and retain operation logs for the entire order process, from placement to completion (including the mobile app side), including details like operator, operation time, process stages, before-and-after content comparisons, status changes, etc.
19		Data Dashboard	Order statistical dashboard, providing statistics on orders from various dimensions including quantity, status, prepaid amounts, and deposit deductions, among others.
20	Settlement Management	Settlement Order Statistics	Lists statistics for settlement work orders generated from orders for paid and unpaid services that are split into work orders.
21		Settlement Order Download	Export specified settlement work orders in Excel/PDF format based on required fields and filter conditions.
22		Settlement Order Adjustment	Application Organizers can initiate adjustment applications when they have doubts about settlement work orders, such as adjustments to prices and quantities. These adjustments require pavilion party approval.
23		Settlement Order Confirmation	Organizers can view details related to settlement work orders and sign, along with identity verification, to complete the settlement process.
24	Material Management	Material Management (Preview, Download)	Organizers can preview or download materials published by the pavilion, such as public order approval materials, exhibitor manuals, builder manuals, exhibition guides, and warranties, among others.
25		Exhibition Daily Reports	Organizers can view information on people and vehicle registration, special event registration, and more, published by the pavilion.
26	Exhibition Preparation Management	Exhibition information Dashboard	Exhibition information Dashboard, including but not limited to countdown timers, venue information, and notifications of changes in exhibition information.

27			Work Node Management	Display tasks to be done at various nodes based on dates or exhibition periods, and record whether tasks are completed or not. Includes satisfaction surveys presented via pop-ups or notifications at specified times. Survey content can be edited, covering areas like exhibition service satisfaction, system experience questionnaires, and suggestions.
28		Account	Account Management	Organizers can manage their employees’ accounts, including account creation, role assignments, and password changes. They can also set banners or background images on the login page, which can be changed through the pavilion’s backend.
29			Instructional Guidance	Provides instructional mode for first-time use.
30			Permission Management	Organizers can manage and configure roles and system usage permissions, including page and functional permissions.
31			Identity Verification	Management of identity verification for login accounts, including uploading employee photos for facial recognition.
32			Authorization Signatures	Authorization letter and signature authentication management, integrated with the mobile app.
33		Operation Logs	System Operation Logs	Recording and retaining logs for system operations (including the mobile app side), such as operator information, operation timestamps, additions, deletions, changes, downloads, etc.
34		Message Center	Message Center	Message Center provides real-time in-app notifications for various business modules and alerts related to document changes associated with the account. It also offers a message history summary.
35	WeChat Mini Program	Work Order Management	Work Order Application	Submit work order applications based on report and repair types (logistics, engineering, security).
36			Work Order Query	Check work order processing progress and completion status, provide a summarized list for viewing, search for specific work order information using filters and keywords; reminder function.
37			Work Order Download	Export work orders in Excel/PDF format based on required fields and filter conditions.
38			Work Order Revocation	Revoke unprocessed work orders.
39			Work Order Result Confirmation	Confirm or return work order processing results.

40		Work Order Application Confirmation	Confirm and sign work order applications placed by the pavilion party on behalf of the order.
41	Pavilion Services	Service List Query	Query various services provided by the pavilion (similar to an e-commerce platform).
42		Individual Service Ordering	Place individual orders for paid and unpaid services.
43		Signing Order Confirmation	Pavilion party provides feedback on ordering requests (e.g., price adjustments, demand changes), and the organizer signs to confirm the order.
44		Order Query	Check the overall processing progress and completion status of orders, provide a summarized list for viewing, search for specific order information using filters and keywords; reminder function.
45		Order Download	Export orders in Excel/PDF format based on required fields and filter conditions;
46		Order Modification	Organizers can modify order information and resubmit it for pavilion party confirmation when there are changes in demands.
47		Order Revocation	Organizers can revoke unprocessed orders when there are changes in demands, closing the orders.
48		Order Confirmation, Return	Confirm or return orders placed on behalf of the pavilion party.
49	Settlement Management	Settlement Work Order Statistics	Lists statistics for settlement work orders generated from orders for paid and unpaid services that are split into work orders.
50		Settlement Work Order Download	Export specified settlement work orders in Excel/PDF format based on required fields and filter conditions.
51		Settlement Work Order Adjustment Application	Application Organizers can initiate adjustment applications when they have doubts about settlement work orders, such as adjustments to prices and quantities. These adjustments require pavilion party approval.
52		Settlement Work Order Confirmation	Organizers can view details related to settlement work orders and sign, along with identity verification, to complete the settlement process.
53	Message Notifications	Reminder, Feedback, Rectification, and Implementation of Inspection Issues and Matters	Conduct inspections, provide feedback on security risks or problems, and track the progress of rectification and implementation.

54				WeChat Message Push	Receive push notifications for pending tasks, pavilion party notices, and document process change notifications.
55			Materials	Material Access	Organizers can view materials released by the exhibition hall online, including public order approval materials, exhibitors’ manuals/builders’ manuals, exhibition guides, warranties, and more.
56				Material Forwarding	Share relevant materials with WeChat friends.
57			Exhibition Management	Exhibition (Project) Access	Access exhibition information, including countdown to start time, venue details, and notifications of changes in exhibition information.
58				Work Node Matters View	Display tasks scheduled for each node by date or exhibition cycle and record their completion status.
59			Account	Account WeChat Authorization (Mobile)	Enable WeChat authorization for account login, allowing password-free login. Customize the login page with banners or background images that can be changed in the pavilion’s backend.
59				Instructional Guidance	Provides instructional mode for first-time use.
61				Account Verification	Use various methods for account verification, including signature, face recognition, and more.
62	Exhibition Venue	PC Terminal	Basic Information Management	System Login	Users can log in to the system with their accounts and passwords, choosing the exhibition they want to access. The login page can be customized with banners or background images.	[***]
63				Instructional Guidance	Provides instructional mode for first-time use.
64				Account Management	Users can create new accounts and set passwords based on information related to exhibition projects.
65				Role and Permission Management	This feature allows users to add, modify, delete, or view account role information and identities. Roles include organizers, hosts, project managers, engineering, logistics, security, marketing, external services, and more. Users can adjust role member permissions, define information visibility, and specify signing authorities.
66				Exhibition Project Management	Users can create new projects, import schedules in tabular format, and associate project details like names, dates, and locations with various role accounts.

67		Exhibition Personnel Structure	Users can input information about project teams, organizers, hosts, departments, contact details, etc. This supports adding, modifying, deleting, and searching for personnel information. There’s also support for maintaining a system address book and conducting searches and selections.
68		Service Item Management	Users can manage services by adding, modifying, deleting, or viewing details such as service items, content, and unit prices on the service request page.
69	Procurement Costs	Supplier Directory Maintenance and Selection	This involves maintaining a list of commonly used suppliers and selecting them for exhibition services based on procurement outcomes.
70		Supplier Account Creation	Users can create accounts for suppliers, allowing them to log in using usernames and passwords.
71		Supplier Work Order Routing	After confirming supplier information and creating accounts, exhibition work orders can be routed to specific supplier accounts.
72	Periodic Work Scheduling	Work Node Management	This feature generates work schedules for each exhibition based on project creation time and 16 predefined nodes in the exhibition’s lifecycle. The schedules can be adjusted and modified, and notifications, including meetings, can be sent. Users can upload materials in the background, and there’s support for batch downloading. Satisfaction surveys can also be conducted at specified times.
73		Node Setting Reuse	Users can reuse, modify, and select node settings from previous exhibitions.
74	Work Order Management	Task Reminders

Project Manager: Receive WeChat notifications for reminders about scheduling cycle work arrangements, reporting maintenance requests, order requirements, and receiving feedback from the project team. Once completed, these tasks are marked as completed within the overall schedule.

Project Team: Receive WeChat notifications for reminders about scheduling cycle work arrangements, reporting maintenance requests, and order requirements. After completing these tasks, they are marked as completed within the overall schedule. Notifications related to demand can be customized using standard fields.

75		Order Placement Service	For demand adjustments, certain utility services, and value-added services like booth advertising, project managers will place orders on behalf of the organizer/main venue and send them for confirmation (batch view). Pricing for these services is based on predefined “Service Manuals” and “User Manuals” within the system. This includes handling special scenarios such as post-event inspections, material damage, and penalties for violations. Project managers have confirmation authority.

76		Exhibition Information Publication	Uploading and modifying exhibition operation support plans, coordinating task lists, public order approval materials, service manuals, user manuals, exhibition guides, guarantees, etc. (frontend display names change according to the backend file names). Establishing a dedicated area for downloading industrial exhibition information templates, including dismantling and leakage guarantees, entry of special materials, entry of special exhibits, etc. Setting up the exhibition service structure and contact persons for collecting satisfaction survey questionnaires. Exhibition daily reports, where the project team registers human and vehicle-related matters, which can be viewed by organizers and the main venue. Project managers can also register special matters.
77		Order Inquiry	Searching, performing fuzzy queries, and applying conditional filters.
78		Order Information and Feedbac	Order demand reminders, with strengthened reminders and notifications to department heads for specific orders not completed within a specified time frame. Current order quantities, progress, and content information are provided, along with real-time feedback on work order progress.
79		Work Order/Order Assignment	Work order assignment and flow based on business processes and demand labels. Work orders are distributed based on time and location.
80		Order Confirmation	Confirming order information, with multiple verification methods available, including signature + face recognition, signature, and face recognition.
81		Order Adjustments	Flexible adjustment of unit prices, discounts, and demand changes, with adjustment details logged in the backend.
82		Order Summary	Aggregating order data and supporting fuzzy queries.
83	Data Dashboard	Exhibition Daily Report	The project team registers human-vehicle matters, which can be viewed by the organizer and the main venue. Project managers can also register special matters, and this information can be represented in various forms like pie charts and bar charts.
84		Total Orders and Details	This section presents the summarized total orders and certain details, such as different types of electric boxes, water points, etc. The information can be visualized using pie charts, bar charts, and other formats.
85		Total Prepayment Amount and Remaining Deposit	It showcases the total prepayment made by the organizer and the main venue before the exhibition, as well as the remaining balance after deductions.

86		Financial Management	Recording Budget Status and Execution Status	The system includes a budget table where budget items related to service orders and external service expenses can be automatically filled in based on labels. Users can also delete, modify, add, and check other income and expenditure items.
87			Generating Control Figures Based on Variable Cost Coefficients	The system allows the setup of variable cost coefficients. It generates annual variable costs and variable cost budgets for each project based on project information. This can provide guidance when preparing pre-show budgets for each project.
88			Electronic Invoices	The system reserves a port for electronic invoicing.
89			Printing Invoices	Electronic invoices support PDF preview, download, export, and printing.
90		Statistical Reports (Dashboard)	Summary of Exhibition Service Project Requests	It summarizes the quantity and amount of each service project by project. Data extraction is also supported for projects not listed separately.
91			Annual Service Request Summary	This section summarizes the number and amount of service requests by year. Data extraction is also supported for items not listed separately.
92			Summary of Exhibition Hanging Points Information	One of the sub-divisions of exhibition service items, it summarizes the number and amount of exhibition hanging points by item.
93			Summary of Exhibition Advertisement Information	Another sub-division item of exhibition service items, it summarizes the number and amount of exhibition advertisement information by item. This includes details such as advertisement material and advertisement position, depending on the content confirmed in the field of the service placed on behalf of the order.
94			Summary of Exhibition Settlement Information	This section summarizes the settlement information of completed exhibition projects based on exhibition time. It includes details such as the total amount of service fees and budget execution status for individual exhibition projects.
95			Piece-Rate Statistics of Work Order Operations	It provides statistics on the number of work order requirements, including those related to reporting and repairs.
96	WeChat Mini Program	System Management	System Login	Users can log in to the system with their accounts and passwords, choosing the exhibition they want to access. The login page can be customized with banners or background images.

97		Change Password	This function allows users to recover their password or change it.
98		Instructional Guidance	Provides instructional mode for first-time use.
99	Exhibition Information	Project Scheduling	Generate the frontend display of project scheduling based on the exhibition’s name, time, location, and organizer imported from the schedule.
100		Preview of Exhibition Information Materials	This feature enables users to view, download, and upload materials related to exhibition operation and security. It includes coordination mission statements, public order approval materials, service manuals, user manuals, exhibition guides, warranties, etc. The specific content is linked to the PC terminal.
Set a Industrial Exhibition Data Template Download Area, this includes templates for dismantling and leakage guarantees, entry of special materials, entry of special exhibits, and more.
101		Organizational Structure	Users can view the exhibition service structure and contact persons. Clicking on a contact person’s details can initiate a call.
102	Work Order Service	Task Reminders

Project Manager: Receive WeChat notifications for reminders about scheduling cycle work arrangements, reporting maintenance requests, order requirements, and project team feedback. Once completed, these tasks are displayed as completed within the overall schedule.

Project Team: Receive WeChat notifications for reminders about scheduling cycle work arrangements, reporting maintenance requests, and order requirements. For tasks not completed within specific timeframes, receive enhanced reminders and notifications are sent to department heads. Once completed, these tasks are displayed as completed within the overall schedule. Standard fields can be configured for notification of demand-related information.

103		Work Feedback	Feedback is provided in the form of images and text for work orders, tasks, and inspection issues. The feedback information is synchronized with the project team, project manager, host, and main venue.
104		Order Placement Service	For demand adjustments, certain utility services, and value-added services like booth advertising, project managers will place orders on behalf of the organizer/main venue and send them for confirmation (batch view). Pricing for these services is based on predefined “Service Manuals” and “User Manuals” within the system. This includes handling special scenarios such as post-event inspections, material damage, and penalties for violations. Project managers have confirmation authority.

105		Order Adjustments	Flexible adjustment of unit prices, discounts, and demand changes, with adjustment details logged in the backend.
106		Order Confirmation	Orders are confirmed electronically, and various methods of verification, including signature + face recognition, signature, and face recognition, are required for overall order confirmation.
107		Order Management	All individual order information is summarized. This includes support for order queries, progress tracking, service order summaries, exports, and electronic signature confirmations.
108		Work Order Reassignment	In cases involving multiple departments or special circumstances, work orders can be reassigned to specific individuals or entities.
109	Incident Feedback	This involves reminders, feedback, rectification, and implementation of inspection problems and issues.	Project managers are responsible for reminding the host, main venue, or project team about inspection events or issuing rectification orders. A timeout reminder can be set for cases where rectification is not carried out within a specified time (common issues can be tracked using labels, and the corresponding label content can be maintained in the background).
The project team provides feedback on safety risks or issues and tracks the implementation of rectifications, among other tasks.
110	Process Monitoring	approval process	Users can view and modify the approval process and adjust the business process based on actual needs.
111		node reminders	Users can review and modify node tasks and make adjustments to the business process as needed.
112	Data Dashboard	Exhibition Daily Report	The project team records human and vehicle-related matters, which can be viewed by the organizer and the main venue. Project managers also record special matters, and this information can be visualized using pie charts or bar charts.
113		Total number and details of orders	It presents the aggregated order total and specific details, such as various types of electrical boxes and water points. This information can be visualized using pie charts or bar charts.
114		Advance Payment Totals and Remaining Balances	It displays the total advance payments made by the organizer and the main venue before the event, as well as the remaining balances after deductions.
115	My Project	Multi-Project Management	When managing multiple projects simultaneously or concurrently, you can choose the project records based on the situation.

116				Project Dashboard	Users can view basic project information, such as the summary of exhibition service project applications, hanging points, and advertising information, similar to the statistics reports on the PC terminal.
117	Foreign Service Organizations	PC Terminal	Order	Service Order	Users can view and query service orders.	[***]
118				Service Order Tracking and Feedback	This involves tracking and providing feedback on service orders.
119			Account	Account Login	Personnel from foreign service organizations can log in using their accounts.
120				Account Permissions	The permissions and configurations of accounts for personnel from foreign service organizations can be managed.
121				Sub-Accounts	Administrators of foreign service organizations can create sub-accounts for their personnel and manage them.
122		WeChat Mini Program	Order	Service Order	Users can view and query service orders.
123				Order Tracking/Feedback	This involves tracking and providing feedback on service orders.
124			Incident Feedback	Reminder, Feedback, Rectification, and Implementation of Inspection Issues and Matters	Feedback on safety risks or issues and tracking the implementation of rectifications is carried out.
125			Message Notifications	WeChat Message Push	Notifications are sent for related document processes and status changes.
126			Account	Account WeChat Authorization (Mobile)	Enable WeChat authorization for account login, allowing password-free login.
127				Account Verification	Use various methods for account verification, including signature, face recognition, and more.
Total Amount						[***]

[Contract Special Seal of 3e Network Technology Company Limited]